Exhibit 4.18

Amendment Number 17 to the Financing Agreement of March 14, 2013

Made and executed in Tel Aviv on ________, 2023

Between:	The bodies listed in Appendix 1 to the Financing Agreement In their position as Financiers (the “Financiers”)	Of the first part;
And:	Bank Hapoalim Ltd. In its position as the credit manager and in its position as the trustee for the securities (“Bank Hapoalim”)	Of the second part;
And:	Ceragon Networks Ltd. Company Number 51-235244-4 Of 3 Uri Ariav St., Rosh Ha’ayin (the “Lender”)	Of the third part;
(Each of the Financiers, the credit manager, securities trustee, and the Lender: “Party” and jointly: the “Parties”)

Whereas
On March 14, 2013, the Lender entered into a financing agreement, including its appendices and attachments, with the Financiers, as was amended and as will be amended periodically (the “Financing Agreement”), and pursuant to and by virtue thereof, inter alia, the Lender was provided the “Credit”;

Whereas
The Lender is interested in adding Bank Mizrahi Tefahot Ltd. as a Financier in the Financing Agreement simultaneous to completion of the transaction pursuant to the agreement for purchase of the shares and assets (as defined below), and therefore contacted the Financiers and asked that various amendments be made to the Financing Agreement, as set forth in this amendment below;

Whereas
Based on the accuracy of the declarations and representations of the Lender in the Financing Agreement and this amendment, as set forth below, and the upholding of its full undertakings as set forth in the Financing Agreement, as amended in this amendment, the Financiers agreed to the Lender’s request, all subject and pursuant to the terms and provisions of the Financing Agreement and this amendment;

Therefore, it is declared, stipulated and agreed between the Parties as follows:

1.	General

1.1
The preamble to this amendment constitutes an integral part thereof. All of the terms mentioned in this amendment above and below will bear the meaning assigned to them in the Financing Agreement, unless noted otherwise.

1.2	In this amendment, above and below, in addition to all of the other definitions that appear herein, the following terms will bear the meaning that appears alongside them:

“Share and Assets Purchase Agreement”
Meaning, the agreement for the purchase of shares and assets between the Lender, Ceragon Networks Inc. (a subsidiary wholly owned by the Lender) (the “Subsidiary”), Siklu Communications Ltd. (Company Number 51-402563-4) (the “Acquired Company”), and Siklu Inc. (Foreign Company Number 4407186) (the “Parent Company”), executed on October 23, 2023 and attached as Appendix A to this amendment, by which, inter alia, the Parent Company will sell the Lender all of its shares in the Acquired Company and will sell and assign the Subsidiary part of its assets, against an allocation of the Lender’s shares to the Parent Company at the value of USD 3,000,000 (three million), so that upon completion of the transaction, the Lender will hold all of the shares of the Acquired Company and the Parent Company will hold the Lender’s shares at a rate that does not exceed 5%.

1.3	For the avoidance of doubt, it is agreed that this amendment constitutes part of the Credit Documents, as defined in Section 2 to the Financing Agreement.

1.4
In addition to any declaration, representation, or undertaking of the Lender in the “Credit Documents” (as this term is defined in the Financing Agreement) or in any other agreement or document that was provided or which will be provided in connection with the Credit or in connection with the securities, and without impinging upon or derogating from any of the above (except as required by this amendment), the Lender declares, certifies, and undertakes toward the Financiers and the functionaries as follows:

1.4.1	That the Lender upheld and continues to uphold all of the provisions of the Financing Agreement fully and precisely;

1.4.2
That all of the Lender’s representations set forth in the Financing Agreement (except those listed in Sections 15.1.2, 15.1.3(a), 15.1.5, 15.1.6, 15.1.10, 15.1.11, 15.1.12, and 15.1.16, and except for the representation in Section 15.1.1 solely regarding the fact that the Lender’s shares are registered for trading on the Tel Aviv Stock Exchange Ltd.) remain unchanged and are correct and complete as of the date of execution of this amendment;

1.4.3
That: (a) the Lender received all of the decisions, agreements, authorizations, permits, and certifications needed pursuant to its incorporation documents, under any law and under the directive of any authority, in connection with the making of this amendment or in connection with the Financing Agreement and its appendices and/or in connection with the bond amendment pledging the Lender’s accounts (as defined below) and/or with the Share and Assets Purchase Agreement (as defined above) ; (b) there is no need to make decisions or provide agreements or any additional certifications whatsoever; (c) all of the measures and actions needed in order to duly certify its engagement in this amendment have been performed; (d) all of the Lender’s undertakings according, under, or in connection with this amendment or the Financing Agreements or other Credit Documents and/or in connection with the bond amendment pledging the Lender’s accounts and/or with the Share and Assets Purchase Agreement are legal, binding, valid, obligatory, and enforceable against it, according to their terms;

2.	Addition of Another Financier

2.1	As of date that this amendment becomes valid (as set forth in Section 6 below), Bank Mizrahi Tefahot will be a financier as part of the Financing Agreement.

2.2	As of date that this amendment becomes valid, Section 2 to the Financing Agreement will be amended as follows:

2.2.1
After the definition “Bank Leumi,” the definition “Bank Mizrahi” will be added as follows:

“Meaning, Bank Mizrahi Tefahot Ltd. and each of its branches, existing and/or that will be opened at any location in the future, in Israel and abroad, and those who replace it or act on behalf of this bank.”

2.2.2
The definition the “Lender’s Account” or the “Lender’s Accounts” will replaced by the following definition:

“Meaning, each of the following accounts: (a) the Lender’s account at FIBI, (b) the Lender’s account at Bank Hapoalim, (c) the Lender’s account at Bank Leumi, (d) the Lender’s account at HSBC (Tel Aviv Branch), and/or (e) the Lender’s account at Bank Mizrahi, or with another Financier (subject and according to the provisions of this agreement), as relevant.”

2.2.3
After the definition “Lender’s Account at Bank Leumi,” the definition “Lender’s Account at Bank Mizrahi” will be added as follows:

“Meaning, Account No. 291919 managed at the Petach Tikva Business Center Branch (429) of Bank Mizrahi (including if its number is switched or changed).” As of date that this amendment becomes valid, Section 32 to the Financing Agreement will be amended as follows:

“Lender” – 3 Uri Ariav St., Rosh Ha’ayin. Attention: Hadar Vismunski Weinberg; Email: hadarv@ceragon.com.

Position: Syndication Department, Headquarters, Bank Hapoalim Ltd, 23 Menachem Begin Blvd., Tel Aviv-Yafo. Attention: Revital Marinov and Ilan Stein; Email: Revital.marinov@poalim.co.il and ilan.stein@poalim.co.il.

Bank Hapoalim Ltd.: Business Wing of the Business Division, Headquarters, Bank Hapoalim Ltd, 23 Menachem Begin Blvd., Tel Aviv-Yafo. Attention Sivan Miezler, Email: sivan.miezler@poalim.co.il

Bank Leumi: Technology and Industry Branch, Business Division, Bank Leumi Le’Israel Ltd., 34 Yehuda Halevi St., Tel Aviv-Yafo, 65136. Attention: Noa Doani Joseph; Email: Noa.DoaniJoseph@BankLeumi.co.il ;

FIBI: Energy, Chemistry, and Technology Sector in the Business Division, First International Bank of Israel Ltd., 42 Rothschild Blvd., Tel Aviv-Yafo. Attention: Noa Magid and Hezi Cupryk; Email: magid.n@fibi.co.il and Cupryk.H@fibi.co.il .

HSBC: HSBC Bank Plc., Amot Atrium Tower, 7 Jabotinsky St., Ramat Gan. Attention: Nirit Frey Markman; Email: nirit.frey.markman@hsbc.com

Bank Mizrahi: Beit Mizrahi Tefahot, Moshe Aviv Tower, 7 Jabotinsky St., Ramat Gan. Dani Maor; Email: dani_maor@umtb.co.il ;

2.3	Amendment of bonds, Lender’s Accounts (addition of the account at Bank Mizrahi Tefahot Ltd.)

2.3.1
The Lender undertakes that no the date that this agreement is executed, it will sign a bond amendment to pledge the Lender’s Accounts (as defined in Section 14.1.2 to the Financing Agreement) and all of the accompanying documents (“Bond Amendment to Pledge the Lender’s Accounts”), to the full satisfaction of the Financiers. It is clarified that the Bond Amendment to Pledge the Lender’s Accounts will be executed by the securities trustee subject to the validation of this amendment (pursuant to Section 6 below).

2.3.2
The Lender undertakes that the Registrar of Companies and/or any other relevant register pursuant to the law will be provided, no later than two business days after this amendment becomes valid, with all of the documents related to the Bond Amendment to Pledge the Lender’s accounts (as defined in Section 14.1.2 to the Financing Agreement), and undertakes that the amendment of said bond will be registered by, and no later than, 14 (fourteen) days from the date that this amendment becomes valid, all to the full satisfaction of the Financiers. It is clarified that the amendment of said bond will not be registered at the Registrar of Companies and/or any other relevant register until after the securities trustee has executed the Bond Amendment to Pledge the Lender’s Accounts and this amendment has become valid.

3.	Permitted Factoring Transactions

As of date that this amendment becomes valid, Section 16.1.16 to the Financing Agreement will be amended as follows:

3.1	At the beginning of Section 16.1.16, instead of “USD 20 (twenty) million,” the words “USD 25 (twenty-five) million” will appear;

3.2	In Subsection C, the amount “USD 10 million (ten million)” will be replaced by the amount: “USD 12 million (twelve million)”;

4.	Amending the loan limit and the guarantee limit

4.1	As of the date that this amendment becomes valid and without derogating from the provisions of Sections 18.1 and 18.9 to the Financing Agreement:

4.1.1
The amount of the limits of the loans set forth in Appendix 1 to the Financing Agreement will be amended, so that the total loan limits that will be allocated by all of the Financiers jointly will be increased and be USD 77,000,000 (seventy-seven million), and the share of each of the Financiers in the loan limits will be as set forth in Appendix 1 to the Financing Agreement (as amended in this amendment).

4.1.2	The share of each of the Financiers in the bank guarantee limits will be amended and will be as set forth in Appendix 1 to the Financing Agreement (as amended in this amendment).

4.1.3
If following the change in the shares of the Financiers of the bank guarantee limits as set forth in Subsection B above, the amount that is utilized of the bank guarantee limit allocated by any Financier (the “Utilized Amount”) exceeds the amount of the bank guarantee limit allocated by that Financier (the “Limit Amount”) – then the difference between the Utilized Amount and the Limit Amount will be viewed as the amount utilized from the loan limit that was allocated by that Financier, and not as an amount utilized from the bank guarantee limit.

For demonstrative purposes only: If, before being amended pursuant to this amendment, the amount of the loan limit allocated by the Financier was NIS 50 million and NIS 40 million was utilized, and the amount of the bank guarantee limit allocated by the same Financier was NIS 30 million and NIS 25 million was utilized, and following the amendment, the amount of the bank guarantee limit decreased to NIS 20 million – then the Utilized Amount of the guarantee limit will be NIS 20 million and the Utilized Amount of the loan limit will be NIS 45 million.

4.2
As of the date of execution of this amendment, Appendix 1 to the Financing Agreement will be replaced by Appendix 1 attached herein to this amendment pursuant to the amendments made in Sections 2.1 and 4.1 above.

4.3
As of the date of execution of this amendment, Section 16.28.5 to the Financing Agreement will be amended so that Appendix 16.28.5 to the Financing Agreement will be replaced by Appendix 16.28.5 attached to this amendment.

5.	Share and Assets Purchase Agreement

5.1
It is hereby clarified that despite the provisions of Sections 16.20 and 16.22 to the Financing Agreement, the Lender will be entitled to enter into the Share and Assets Purchase Agreement and to complete the transaction thereunder, subject to the following terms:

5.1.1	The Parent Company will not control the Lender as a result of the Share and Assets Purchase Agreement;

5.1.2
No change, addition, or amendment was made to the provisions or terms of the Share and Assets Purchase Agreement, including its appendices and accompanying documents (in their form as on the date of the execution of this amendment) that impact the monetary liabilities of the Lender of that could detrimentally affect the rights of the Financiers under the Financing Agreement in any way whatsoever, without receipt of the consent of the Financiers (via the manager) in advance and in writing.

5.2
The provisions of this Section 5 do not derogate from the other debts and undertakings of the Lender pursuant to the Financing Agreement, including with regard to the debts and undertakings that apply to the investee company (as defined in the Financing Agreement).

5.3
The Lender undertakes that as of the date that this amendment becomes valid, all of the representations and undertakings of the Lender pursuant to the Financing Agreement with respect to the investee company (as defined in the Financing Agreement) will be upheld in connection with the Acquired Company as well.

5.4	It is agreed and clarified that:

A.
On the date that this amendment becomes valid, there may be pledges and encumbrances on the assets of the Acquired Company for Bank Mizrahi Tefahot Ltd. (“Bank Mizrahi”) that secure the existing credit (as defined below); the Lender undertakes to remove all of these pledges and encumbrances and to provide the Financiers with relevant proof of their removal, within no more than 7 (seven) business days after this amendment becomes valid. When the pledges and encumbrances pursuant to this Subsection (A) are removed, the existence of said pledges and encumbrances (during the period of up to 7 (seven) business days after this amendment becomes valid) will not be viewed as a breach of 15.1.18 to the Financing Agreement.

B.
On the date that this amendment becomes valid, the Acquired Company may have loans or credit of any type whatsoever that was provided and not fully paid, or bank guarantees that did not yet expire or were not cancelled, or credit facilities that were not yet utilized (fully or partially), including interest rates of any type, expenses (including disposal and collection expenses), fees, and all of the other payments, of any type or form whatsoever, as set forth below (the “Existing Credit”), which will be paid, inter alia, by utilizing the full loan limit that Bank Mizrahi undertook to allocate to the Lender in the Lender’s account at Bank Mizrahi, as set forth in Appendix 1 to the Financing Agreement. The Lender undertakes to pay or to cause the payment of all of the Existing Credit, completely and definitively, to the full satisfaction of the entity financing the Existing Credit (with the exception of bank guarantees of approx. NIS 570,000 from Bank Mizrahi and the credit card limits at Bank Mizrahi for up to NIS 150,000, which will not be considered an amount utilized from the loan limit), and to provide the Financiers with relevant proof of its payment no later than 5 (five) business days after this amendment becomes valid. The Lender certifies and undertakes that simultaneously to its execution of this agreement, the Lender will execute a withdrawal request (as defined in the Financing Agreement) for Bank Mizrahi in the amount (principal) of the full loan limit allocated by Bank Mizrahi (meaning, a total of USD 8,000,000 (eight million). When the Existing Credit is paid pursuant to this Subsection (B), the existence of Existing Credit as aforementioned (during a period of up to 5 (five) business days after this amendment becomes valid) will not be viewed as a breach of Section 15.1.11 to the Financing Agreement.

For the avoidance of doubt, it is clarified that the foregoing does not place any responsibility whatsoever on Bank Mizrahi with regard to removal of the existing pledges and encumbrances and/or payment of the Existing Credit, which are the exclusive responsibility of the Lender. It is clarified that the foregoing does not derogate from the responsibility of Bank Mizrahi to provide the loan limit as set forth above, subject and according to the Financing Agreement.

C.
On the date that this agreement is executed, the Lender will provide the credit agent with an executed letter of intent from Bank Mizrahi, by which Bank Mizrahi will remove all of the pledges and encumbrances registered on the assets of the Acquired Company for Bank Mizrahi (that secure the Existing Credit), subject to payment of the Existing Credit (which is secured by said pledges and encumbrances), completely and definitively, in the form attached herein as Appendix B to this amendment.

6.
Force

This amendment will become valid simultaneously to the completion of the Share and Assets Purchase Agreement and subject to the existence of all of the following: (a) the Parties have executed this amendment and a bond amendment to pledge the Lender’s Accounts has been executed by the Lender and by the securities trustee; and (b) the Lender provided notice to the credit agent regarding completion of the Share and Assets Purchase Agreement, attaching the updated shareholder registry of the Acquired Company by which all of the shares of the Acquired Company are held by the Lender, and the credit agent has sent this notice to all of the Financiers; in the event that these terms are not met by January 31, 2024, this amendment will expire and be null and void, without any requirement to provide written notice to the Lender at any subsequent time.

7.	Payments

7.1
The Lender undertakes to pay: (a) Bank Hapoalim in its position as the credit manager, and (b) every Financier, via the credit manager, a complex transactions fee in connection with amendment of the Financing Agreement, as set forth in the accompanying letter, which will be executed together with the execution of this amendment by the Lender.

7.2	Payment whatsoever as set forth above will be considered final and definitive, and will not be refunded to the Lender for any reason whatsoever.

8.	Miscellaneous

8.1
Unless explicitly established otherwise in this amendment, the terms and undertakings as set forth in this amendment do not derogate, impinge upon, or change any other undertaking of the Lender toward the Financiers or the validity of any security whatsoever that was provided for the securities trustee for the Financiers according and by virtue of the Financing Agreement or the other Credit Documents or any other document or agreement that was provided or will be provided to the Financiers or to a functionary in connection with the credit, and these will continue to remain fully valid and binding, including all of the provisions related to the rights of the Financiers to provide the credit for immediate payment, all subject and according to the provisions and terms of the Credit Documents.

8.2
This amendment, unless explicitly noted otherwise, is meant to add to the provisions of the Financing Agreement and the amendments, and not to derogate from or impinge upon them, and except as explicitly noted in this amendment, all of the rights of the Financiers and the Lender pursuant to the Financing Agreement, the amendments, and the law, are fully reserved.

8.3	This amendment may be executed by the Parties thereto in one copy or in several separate copies by any of the Parties, and they will jointly constitute one document.

[Signature page appears on the following page]

In witness whereof, the parties hereby sign:

[Stamp+ 2 Signatures]
Ceragon Networks Ltd.	Bank Hapoalim Ltd. (As Financier, in its position as credit manager and in its position as securities trustee)

First International Bank of Israel Ltd. (as a Financier)	Bank Leumi Le’Israel Ltd. (as a Financier)
HSBC BANK PLC (as a Financier)	Bank Mizrahi Tefahot Ltd. (as a Financier)
Attorney’s Certification

I, the undersigned, Adv. ______, acting as the legal advisor to Ceragon Networks Ltd. (the “Lender”), hereby certify that this amendment was executed by the Lender via _________, ID No. _________, and _________, ID No. _________, pursuant to the decision of the Lender made in accordance with the law and the updated incorporation documents of the Lender. Moreover, I hereby certify that this agreement was executed by an entity authorized to obligate the Lender, and their signature on this agreement binds the Lender for all intents and purposes.

Date	Signature and stamp of attorney

In witness whereof, the parties hereby sign:

Ceragon Networks Ltd.	Bank Hapoalim Ltd. (As Financier, in its position as credit manager and in its position as securities trustee)

First International Bank of Israel Ltd. (as a Financier) [Stamp+ 2 Signatures]	Bank Leumi Le’Israel Ltd. (as a Financier)
HSBC BANK PLC (as a Financier)	Bank Mizrahi Tefahot Ltd. (as a Financier)
Attorney’s Certification

I, the undersigned, Adv. ______, acting as the legal advisor to Ceragon Networks Ltd. (the “Lender”), hereby certify that this amendment was executed by the Lender via _________, ID No. _________, and _________, ID No. _________, pursuant to the decision of the Lender made in accordance with the law and the updated incorporation documents of the Lender. Moreover, I hereby certify that this agreement was executed by an entity authorized to obligate the Lender, and their signature on this agreement binds the Lender for all intents and purposes.

Date	Signature and stamp of attorney

In witness whereof, the parties hereby sign:

Ceragon Networks Ltd.	Bank Hapoalim Ltd. (As Financier, in its position as credit manager and in its position as securities trustee)
[Stamp+ 2 Signatures]
First International Bank of Israel Ltd. (as a Financier)	Bank Leumi Le’Israel Ltd. (as a Financier)
HSBC BANK PLC (as a Financier)	Bank Mizrahi Tefahot Ltd. (as a Financier)
Attorney’s Certification

I, the undersigned, Adv. ______, acting as the legal advisor to Ceragon Networks Ltd. (the “Lender”), hereby certify that this amendment was executed by the Lender via _________, ID No. _________, and _________, ID No. _________, pursuant to the decision of the Lender made in accordance with the law and the updated incorporation documents of the Lender. Moreover, I hereby certify that this agreement was executed by an entity authorized to obligate the Lender, and their signature on this agreement binds the Lender for all intents and purposes.

Date	Signature and stamp of attorney

In witness whereof, the parties hereby sign:

Ceragon Networks Ltd.	Bank Hapoalim Ltd. (As Financier, in its position as credit manager and in its position as securities trustee)
[Stamp+ 2 Signatures]
First International Bank of Israel Ltd. (as a Financier)	Bank Leumi Le’Israel Ltd. (as a Financier)
HSBC BANK PLC (as a Financier)	Bank Mizrahi Tefahot Ltd. (as a Financier)
Attorney’s Certification

I, the undersigned, Adv. ______, acting as the legal advisor to Ceragon Networks Ltd. (the “Lender”), hereby certify that this amendment was executed by the Lender via _________, ID No. _________, and _________, ID No. _________, pursuant to the decision of the Lender made in accordance with the law and the updated incorporation documents of the Lender. Moreover, I hereby certify that this agreement was executed by an entity authorized to obligate the Lender, and their signature on this agreement binds the Lender for all intents and purposes.

Date	Signature and stamp of attorney

In witness whereof, the parties hereby sign:

Ceragon Networks Ltd.	Bank Hapoalim Ltd. (As Financier, in its position as credit manager and in its position as securities trustee)

First International Bank of Israel Ltd. (as a Financier)	Bank Leumi Le’Israel Ltd. (as a Financier) [Stamp+ 2 Signatures]
HSBC BANK PLC (as a Financier)	Bank Mizrahi Tefahot Ltd. (as a Financier)
Attorney’s Certification

I, the undersigned, Adv. ______, acting as the legal advisor to Ceragon Networks Ltd. (the “Lender”), hereby certify that this amendment was executed by the Lender via _________, ID No. _________, and _________, ID No. _________, pursuant to the decision of the Lender made in accordance with the law and the updated incorporation documents of the Lender. Moreover, I hereby certify that this agreement was executed by an entity authorized to obligate the Lender, and their signature on this agreement binds the Lender for all intents and purposes.

Date	Signature and stamp of attorney

In witness whereof, the parties hereby sign:

Ceragon Networks Ltd.	Bank Hapoalim Ltd. (As Financier, in its position as credit manager and in its position as securities trustee)

First International Bank of Israel Ltd. (as a Financier)	Bank Leumi Le’Israel Ltd. (as a Financier)
HSBC BANK PLC (as a Financier)	Bank Mizrahi Tefahot Ltd. (as a Financier)
Attorney’s Certification

I, the undersigned, Adv. Gil Yahav, acting as the legal advisor to Ceragon Networks Ltd. (the “Lender”), hereby certify that this amendment was executed by the Lender, via Moshik Albahari ID No. 060842978 and Ronen Stein, ID No. 022934949, pursuant to the decision of the Lender made in accordance with the law and the updated incorporation documents of the Lender. Moreover, I hereby certify that this agreement was executed by an entity authorized to obligate the Lender, and their signature on this agreement binds the Lender for all intents and purposes.

December 4, 2023	[Stamp+signature]
Date	Signature and stamp of attorney

Form for execution	Appendix 1 to the Financing Agreement (Amendment No. 17)
2

List of financing bodies and details of credit undertakings and permitted risk limits of each Financier

1.	All of the terms in this appendix will bear the meaning attributed to them in the Financing Agreement.

2.	The list of financing bodies is as set forth in this appendix.

			Amount of the loan limit allocated by the Financier	Amount of the bank guarantee limit allocated by the Financier	Amount of the permitted risk limit
1.	Bank Hapoalim Ltd.
Name: Ms. Sivan Miezler.

Address: Business Wing of the Business Division, Headquarters, Bank Hapoalim Ltd, 23 Menachem Begin Blvd., Tel Aviv-Yafo.

Tel.: 03-5675636; Fax: 03-6014926

Email: sivan.miezler@poalim.co.il

			USD 35,697,917 (thirty-five million six hundred and ninety-seven thousand, nine hundred and seventeen.	USD 25,394,576 (twenty-five million three hundred and ninety-four thousand, five hundred and seventy-six).	USD 5,427,586 (five million, four hundred and twenty-seven thousand, five hundred and eighty-six).
2.	Bank Leumi Le’Israel Ltd.
Name: Ms. Noa Doani Joseph.

Address: Technology and Industry Branch, Business Division, Bank Leumi, 34 Yehuda Halevi St., Tel Aviv-Yafo, 65136.

Telephone: 076-885-9184; Fax: 077-8959184.

Email: Noa.DoaniJoseph@BankLeumi.co.il

			USD 13,800,000 (thirteen million eight hundred thousand).	USD 8,659,260 (eight million six hundred and fifty-nine thousand, two hundred and sixty).	USD 2,000,000 (two million).
3.	First International Bank of Israel Ltd.
Name: Ms. Naama Magid
Tel.: 03-5196239; Fax: 03-5196944
Email: magid.n@fibi.co.il

Name: Mr. Hezi Cupryk
Tel.: 03-619599; Fax: 03-5196944
Email: Cupryk.H@fibi.co.il

Address: Energy, Chemistry, and Technology Sector in the Business Division, First International Bank of Israel Ltd., 42 Rothschild St., Tel Aviv-Yafo.

			USD 11,068,750 (eleven million sixty-eight thousand seven hundred and fifty).	USD 5,093,682 (five million ninety-three thousand six hundred and eighty-two).	USD 3,982,759 (three million nine hundred and eighty-two thousand, seven hundred and fifty-nine).
4.	HSBC BANK PLC (Tel-Aviv Branch)	Name: Ms. Nirit Frey Markman Address: 2 Jabotinsky St., Ramat Gan, Amot Atrium Building, Level 30, 5250501 Tel.: 03-7101120; Fax: 03-7101144 Email: nirit.frey.markman@hsbc.com	USD 8,433,333 (eight million four hundred and thirty-three thousand, three hundred and thirty-three).	USD 3,738,482 (three million seven hundred and thirty-eight thousand, four hundred and eighty-two).	USD 400,000 (four hundred thousand).
5.	Bank Mizrahi Tefahot Ltd.	Name: Mr. Danny Maor. Address: 7 Jabotinsky St., Ramat Gan, Moshe Aviv Tower. Telephone: 03-7559076 Email: dani_maor@umtb.co.il	USD 8,000,000 (eight million).	USD 3,000,000 (three million).	USD 1,000,000 (one million).
Total			USD 77,000,000 (seventy-seven million).	USD 45,886,000 (eight million eight hundred and eighty-six thousand).	USD 12,810,345 (twelve million eight hundred and ten thousand, three hundred and forty-five).

Form for execution	Appendix 16.28.5 to the Financing Agreement (Amendment No. 17)

Periodic reporting regarding utilization of the loan limit and bank guarantee limit

1.	All of the terms in this appendix will bear the meaning attributed to them in the Financing Agreement.

2.	The utilization amounts set forth in this Appendix 16.28.5 below are correct as of ___ of _____ ______ (for calendar quarter no. ___ of the year _____).

	Amount of the loan limit	Amount of the loan limit utilized by the Lender[1]	Amount of the bank guarantee limit	Amount of the bank guarantee limit utilized by the Lender
Total	USD 77,000,000 (seventy-seven million).	USD ______ (____________).	USD 45,886,000 (eight million eight hundred and eighty-six thousand).	USD ______ (____________).

[Handwritten signatures]

1 The Utilized Amount of the loan limit also includes the amount of the credit card limit provided by the Financiers (whether the credit card limits were utilized, fully or partially, or not).

Business Division Bank Mizrahi Tefahot Ltd. 7 Jabotinsky St. POB 3450, Ramat Gan, 52136
December 3, 2023

Attention

Siklu Communications Ltd. (hereinafter: the “Company”)

Dear Sir or Madam,

Re: Your application to release pledges

As per your request, we approve as follows:

1.1	As of the date of this letter, the balance of your debt in Account No. 198498 at the Petach Tikva Business Center Branch (429) of the bank (hereinafter: the “Account”) is as follows:

1.1.1	Bank guarantees provided by the bank at your request, for NIS 570,077. (hereinafter: the “Bank Guarantees”).

1.1.2	Credit card limits of NIS 150,000 - not utilized (hereinafter: the “Credit Card Limits”).

1.1.3	An uncleared balance with respect to shekel loans of NIS 6,412,975. An early repayment fee will not be charged.

1.1.4	A debit balance in the checking account of NIS 3,302,152 as of the date of this letter and an accrued interest balance with respect to overdraft of NIS 103,857.

1.1.5	An uncleared balance of USD 1,715,158 in loans for financing customer debt (ILA).

1.1.6	Amounts in arrears with respect to dollar loans that were not paid on time of USD 3,656,128.

1.1.7	A debit balance in the checking account of USD 178,469 as of the date of this letter.

1.1.8	A debit balance in the checking account of EUR 3,424 as of the date of this letter.

1.1.9	A debit balance of GBP 199,056 as of the date of this letter.

1.2	As of the date of this letter, the balance of your debt in Account No. 262803 at the Petach Tikva Business Center Branch (429) of the bank (hereinafter: the “COVID-19 Loan Account”) is as follows:

1.2.1
An uncleared balance of NIS 3,288,657 for loan number 914201.

The amounts set forth in Subsections 1.1 and 1.2 (and the secondary sections) will hereinafter be referred to as: the “Aforementioned Amounts.”

The Aforementioned Amounts do not include linkage/exchange rate differences, interest, fees, bank charges, and expenses that accumulated but were not yet attributed to your account at the bank.

The final amount of your debit balance (including the early repayment fee) will be provided to you on the date that the payment is made in practice. Please contact Ms. Hadar Cohen at 03-7552062 or Mr. Dani Maor at 03-7559076 to receive the payment balance.

2. If all of the following conditions are met by December 6, 2023:

2.1 You have returned this letter and Appendix 1 to us, executed by you, no later than December 6, 2023.

2.2 Ceragon Networks Ltd. has executed a limited-amount guarantee, enclosed with the protocol and disclosure in the form attached as Appendix 2 to this letter.

2.3 We will receive in our account a final and definitive (IBAN) bank transfer for the full balance of your debt to us as on the date of payment in practice, less USD 1,000,000 and without the amount of the Bank Guarantees.

3. Then, after the aforementioned conditions are met in a final and definitive manner, we will provide you with the following documents:

A. A document executed by us and addressed to the Registrar of Companies, confirming cancellation of the following pledges registered on the company’s name:

1. Pledge No. 7 dated December 4, 2016

2. Pledge No. 8 dated December 4, 2016

3. Pledge No. 9 dated December 17, 2019

4. Pledge No. 10 dated January 29, 2020

5. Pledge No. 11 dated June 7, 2020

6. Pledge No. 12 dated October 13, 2020

7. Pledge No. 13 dated October 13, 2020

8. Pledge No. 14 dated December 26, 2021

B. Letters confirming cancellation of the Deposit Account Control Agreement in the forms attached herein as Appendix 2 to this letter.

C. A document confirming that you are entitled to remove the pledge registered for us on the assets of Siklu Inc., in the form attached herein as Appendix 3 to this letter.

D. We will remove the pledge on the assets of Siklu Inc. at the Registrar of Pledges (Pledge No. 2020289519).

E. Moreover, we hereby confirm that the guarantee dated April 8, 2019 and executed by Siklu Inc. will be cancelled when the conditions set forth in Section 2 above are fulfilled.

4. Upon fulfillment of all of the conditions established in Section 2 above in a final and definitive manner, all of the credit limits approved in your accounts at the bank will be cancelled, except for the credit card limits and derivatives.

5. Our consent above does not, in any manner whatsoever, derogate from or impinge upon your debts and undertakings and/or the validity of the pledges that you established for us.

Respectfully,

Bank Mizrahi Tefahot Ltd.

Attention

Bank Mizrahi Tefahot Ltd.

We consent to the content of this letter above.

Sincerely,

Siklu Communications Ltd.

Appendix 1

Attention
 Bank Mizrahi Tefahot Ltd.

Pursuant to your letter to us dated _____________ (hereinafter: the “Letter”), we hereby issue you an irrevocable order that upon receipt of the bank transfer in our account as set forth in Section 2.3 to the Letter, this money will be fully used to repay our debts to the bank as set forth in the above section, in the Account and in the COVID-19 Loan Account.

Sincerely,

___________________

Siklu Communications Ltd.

Appendix 2

Notice of Termination of Control Agreement

MIZRAHI TEFAHOT BANK – LOS ANGELES BRANCH

Re: Siklu inc Deposit Account Control Agreement

Ladies and Gentlemen:

By its signature below, the undersigned hereby directs you to terminate the Deposit Account Control Agreement dated on or about February 25, 2015 attached hereto as Exhibit A (the "Control Agreement"), among Siklu Inc as customer, you and us and thereby terminate our control of the Account, as defined in the Control Agreement.

SECURED PARTY:

MIZRAHI TEFAHOT BANK LTD.

By:__________________________

Name:

Title:

Cc: Siklu Inc

Appendix 3

Date: __________

To:

Siklu Inc:

By its signature below, the undersigned hereby:

1.
Confirms that, effective immediately as of the date hereof, the Unlimited Security Agreement dated November 16, 2016, signed by Siklu Inc (the "Security Agreement") is released, terminated and no longer of any force of effect and all security interests, liens, pledges, encumbrances, assignments and all other charges of whatever nature created or arising under the Security Agreement (the "Security Interests") are immediately and automatically released, and

2.
Authorized and directs you to cancel the Registration of Charges under the Security Agreement (the "Registration") and to file on our behalf any statement of termination of Registration and such other releases, terminations as are required or terminate the Security Interests.

Chargee:

______________________________
MIZRAHI TEFAHOT BANK LTD